                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                 FORM S-3 REGISTRATION STATEMENT NO. 333-116656

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                       TRANSACT TECHNOLOGIES INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                       06-1456680
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
      of Incorporation)

                                  7 LASER LANE
                              WALLINGFORD, CT 06492
                    (Address of Principal Executive Offices)

                                   ----------

                               STEVEN A. DEMARTINO
               Executive Vice President, Chief Financial Officer,
                            Treasurer and Secretary
                       TransAct Technologies Incorporated
                                  7 Laser Lane
                              Wallingford, CT 06492
                                 (203) 269-1198
(Name, address, and telephone number, including area code, of Agent for Service)

                                 With a copy to:
                               David A. Fine, Esq.
                                Ropes & Gray LLP
                             One International Place
                                Boston, MA 02110
                                 (617) 951-7000

                                   ----------

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       TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

     On June 18, 2004, TransAct Technologies Incorporated (the "Company") filed Registration Statement No. 333-116656 on Form S-3, as amended from time to time thereafter, to register 666,665 shares of common stock, $.01 par value per share, of the Company's common stock ("Common Stock") owned by the selling stockholders listed therein (the "Selling Stockholders").

     Pursuant to an undertaking made in Item 17 of the Registration Statement, the Company hereby removes from registration all shares of Common Stock that have not been sold by the Selling Stockholders pursuant to such Registration Statement during the effective period.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut, on June 27, 2006.

                                        TransAct Technologies Incorporated


                                        By: /s/ Steven A. DeMartino
                                            ------------------------------------
                                            Steven A. DeMartino
                                            Executive Vice President, Chief
                                            Financial Officer, Treasurer and
                                            Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on June 27, 2006.

SIGNATURE                        TITLE
---------                        -----


/s/ Bart C. Shuldman             Chairman, President and Chief Executive Officer
------------------------------
Bart C. Shuldman


/s/ Charles A. Dill              Director
------------------------------
Charles A. Dill


/s/ Thomas R. Schwarz            Director
------------------------------
Thomas R. Schwarz


/s/ Graham Y. Tanaka             Director
------------------------------
Graham Y. Tanaka
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